Exhibit 4.10

RSU Award (#) ____

VCA INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS IS TO CERTIFY that VCA Inc., a Delaware corporation (the “Company”), has granted you (“Participant”) restricted stock units (“Restricted Stock Units”) under the Company’s 2015 Equity Incentive Plan (the “Plan”), as follows:

Participant:	_____________________________
[Max]* Number of Restricted Stock Units:	_____________________________
Date of Grant:	_____________________________
[Performance Period:	_____________________________]*
[Performance Goals and Criteria:

Performance goals and criteria to be specified]*

[The actual number of Restricted Stock Units to which the Participant will be entitled is determined based on achieving the Performance Goals and will be further subject to vesting in accordance with the Time Vesting Schedule set forth below.]*

Vesting Terms:
Vesting Commencement Date:
Time Vesting Schedule:
Additional Vesting Terms:	[Insert additional vesting terms.]
[Settlement Dates:
Fully vested Restricted Stock Units will be settled (the “Settlement Date”) on the later to occur of (x) the applicable anniversary date set forth in the Time Vesting Schedule set forth above and (y) that date on which the Company’s Compensation Committee has made the certification required under Section 7(b)(iv) of the Plan with respect to the Performance Goals applicable to such Restricted Stock Units (which in any event shall be no later than March 15 of the calendar year following the date such performance goals are achieved); provided, however, in the event any settlement date specified above is not within an applicable securities trading window under the Company’s insider trading policies, such

* Include for Performance Awards.
VCA Inc. 2015 Equity Incentive Plan
Restricted Stock Unit Award Certificate

settlement date shall be the second business day after the date any securities trading restrictions lapse and the applicable trading window opens (which in any event will be no later than March 15 of the calendar year following the vesting date).]

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the attached Restricted Stock Unit Award Agreement and the Plan (both incorporated herein by this reference as if set forth in full in this document).  By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit rights granted pursuant to this Certificate and the related Restricted Stock Unit Award Agreement and to receive the Restricted Stock Units designated above subject to the terms of the Plan, this Certificate, and the Restricted Stock Unit Award Agreement.

PARTICIPANT ________________________________ Name: __________________________ Dated: __________________________	VCA INC. ________________________________ Name: __________________________ Dated: __________________________

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Restricted Stock Unit Award Certificate - Page 2

VCA INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”), is made and entered into on the execution date of the Restricted Stock Unit Award Certificate to which it is attached (the “Certificate”), by and between VCA Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Pursuant to the VCA Inc. 2015 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to Participant of the number of Restricted Stock Units set forth in the Certificate (the “Award”), upon the terms and subject to the conditions set forth in this Agreement, the Certificate and the Plan.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Basis for Award.  This Award is granted under the Plan for valid consideration provided to the Company by Participant.  By Participant’s execution of the Certificate, Participant agrees to accept the Award rights granted pursuant to the Certificate and this Agreement, and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate and this Agreement.

2.            Restricted Stock Unit Award.  The Company hereby awards and grants to Participant for valid consideration with a value in excess of the par value of the Common Stock issuable upon the settlement of the Restricted Stock Unit Awarded to Participant, the number of Restricted Stock Units set forth in the Certificate.  Each Restricted Stock Unit represents a right to receive one share of Common Stock from the Company and any Dividend Equivalents (as defined below) credited to Participant’s Restricted Stock Unit Account (as defined below) with respect to such share of Common Stock upon vesting of the Restricted Stock Unit as provided in Section 3 below.  Vested Restricted Stock Units will be settled as provided in Section 5 below.  The Company will, in accordance with the Plan, establish and maintain an account (the “Restricted Stock Unit Account”) for Participant, and will credit such account for the number of Restricted Stock Units granted to Participant and any Dividend Equivalents as provided in Section 4 below.  The value of each Restricted Stock Unit on any given date will equal the Fair Market Value of one share of Common Stock on that date.

3.            Vesting.

(a) Vesting of Restricted Stock Units.  Except as otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, or the Certificate, the Restricted Stock Units will vest under the Vesting Terms set forth in the Certificate, on condition that Participant is still then in Continuous Service.  Except as otherwise provided in an employment agreement or service agreement, the terms of which

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Restricted Stock Unit Award Agreement – Page 1

have been approved by the Administrator, or the Certificate, if Participant ceases Continuous Service for any reason, Participant will immediately forfeit the Restricted Stock Units that have not vested (“Unvested Restricted Stock Units”) and any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to such Unvested Restricted Stock Units.  To the extent that an employment agreement or service agreement, the terms of which have been approved by the Administrator, provides for acceleration of vesting of any or all Unvested Restricted Stock Units on termination of Continuous Service or the occurrence of a Change in Control, such provisions are incorporated by reference in this Agreement.

(b) Forfeiture of Unvested Restricted Stock Units.  Unless otherwise provided in an employment agreement or service agreement, the terms of which have been approved by the Administrator, or the Certificate, if Unvested Restricted Stock Units do not become vested on or before the expiration of the period during which the applicable vesting conditions must occur, such Unvested Restricted Stock Units will be automatically forfeited on the occurrence of the event or period after which such Unvested Restricted Stock Units may no longer become vested.

4.            Dividend Equivalents.  If the Board declares any dividend or makes any other distribution of securities or other property with respect to the Common Stock for which the record date occurs after the Date of Grant, the Administrator will credit the Restricted Stock Unit Account as of the record date for such dividend or distribution in an amount (“Dividend Equivalents”) equal to the amount of such dividend or distribution which would have been paid or distributed by the Company on a single share of Common Stock multiplied by the number of Restricted Stock Units under this Agreement that are unvested as of such record date if such unvested shares had been issued as of such time.  All Dividend Equivalents will be subject to the vesting requirements set forth under Section 3.  No Dividend Equivalent will vest or be paid to Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

5.            Settlement.  The Company will settle the Award on the Settlement Date or Dates set forth in the Certificate by issuing to Participant one share of Common Stock for each Restricted Stock Unit that has satisfied all vesting requirements on that Settlement Date and a cash payment in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to that share of Common Stock (and upon settlement, the Restricted Stock Units and related Dividend Equivalents will cease to be credited to the Restricted Stock Unit Account).  If the Certificate does not specify a Settlement Date, the applicable Settlement Date will be each vesting date set forth in the Vesting Schedule.  Subject to the satisfaction of the withholding provisions set forth in Section 7 below, the Administrator will cause a stock certificate to be delivered on the applicable Settlement Date to Participant with respect to the shares of Common Stock issued on that Settlement Date and cash in the amount of any Dividend Equivalents credited to the Restricted Stock Unit Account with respect to such shares, free of all restrictions hereunder, except for applicable federal securities laws restrictions, and will enter Participant’s name as stockholder of record with respect to such shares of Common Stock on the books of the Company.  Participant acknowledges and agrees that shares of Common Stock may be issued in electronic form as a book entry with the Company’s transfer agent and that no physical certificates need be issued.

6.            Compliance with Laws and Regulations.  The issuance and transfer of shares of Common Stock on any Settlement Date is subject to the Company’s and Participant’s full

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Restricted Stock Unit Award Agreement – Page 2

compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state, and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer.  Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities and Exchange Commission, any state securities commission, foreign securities regulatory authority, or any securities exchange to effect such compliance.  Participant agrees to cooperate with the Company to ensure compliance with such laws.

7.            Tax Withholding.

(a) As a condition to settlement under Section 5 hereof, no later than the Settlement Date or Dates, Participant will pay or enter into arrangements that provide for any payment within three days of any federal, state, local or foreign taxes required by law to be withheld with respect to the Restricted Stock Units that are transferred on settlement.  If the Administrator permits, Participant may provide for payment of withholding taxes by one or more of the following means:  (i) cash payment; (ii) authorizing the Company to withhold a number of shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the vesting of Restricted Stock Units under the Award, the Fair Market Value of which does not exceed the minimum amount of tax required to be withheld by law and in which case the Award will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company (“Share Withholding”); or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock (“Stock-for-Stock Exchange”).  Payment of the tax withholding by a Participant who is an Insider by a Stock-for-Stock Exchange or in the form of Share Withholding is subject to pre-approval by the Administrator, in its sole discretion, in a manner that complies with the specificity requirements of Rule 16b-3 of the Exchange Act.

(b) Notwithstanding any other provisions of this Agreement or the Plan, neither the Company nor the Administrator shall be obligated to transfer or otherwise issue any shares of Company Stock to Participant if Participant has not paid or made arrangements satisfactory to the Administrator to pay to the Company the amount required to satisfy any federal, state, local or foreign taxes required by law to be withheld with respect to such shares.  If Participant fails to make such payments, the Company, its affiliates, or any Related Company, will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such payment.

8.            Limitations on Transfer.  Until the applicable Settlement Date, the Restricted Stock Units and any related Dividend Equivalents nominally credited to the Restricted Stock Unit Account may not be pledged, hypothecated or transferred in any manner other than by will or by the applicable laws of descent and distribution, or upon written approval by the Administrator, by gift or domestic relations order to a Permitted Transferee; provided that the Restricted Stock Units and any related Dividend Equivalents nominally credited to the Restricted Stock Unit Account will remain subject to the terms of the Plan, the Certificate and this Agreement.

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Restricted Stock Unit Award Agreement – Page 3

9.            No Right to Continued Service.  Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company, including its Related Companies, to terminate Participant’s Continuous Service at any time.

10.          Participant’s Representations and Warranties.  Participant represents and warrants to the Company that Participant has received copies of the Plan and the current prospectus prepared by the Company in connection with the Form S-8 registration filed by the Company with the Securities and Exchange Commission to register the securities under the Plan (the “Prospectus”), has read and understands the terms of the Plan, the Certificate, this Agreement, and the Prospectus, and agrees to be bound by their terms and conditions.  Participant acknowledges that there may be adverse tax consequences on the settlement of the Restricted Stock Units and any Dividend Equivalents or the disposition of any shares of Common Stock received on a Settlement Date, and that Participant should consult a tax advisor before such time.  Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.  Participant understands that Rule 144 issued under the Securities Act may indefinitely restrict transfer of the Common Stock if Participant is an “affiliate” of the Company (as defined in Rule 144), or for up to one year if “current public information” about the Company (as defined in Rule 144) is not publicly available regardless of whether Participant is an affiliate of the Company.

11.          No Interest in Company Assets.  All amounts nominally credited to Participant’s Restricted Stock Unit Account under this Agreement will continue for all purposes to be part of the general assets of the Company.  Participant’s interest in the Restricted Stock Unit Account will make Participant only a general, unsecured creditor of the Company.

12.          No Stockholder Rights before Issuance.  Participant will not have any right, title, or interest in, or be entitled to vote or to receive distributions in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Restricted Stock Units until the Restricted Stock Units are settled and paid pursuant to Section 5 hereof.

13.          Modification.  This Agreement may not be amended or otherwise modified except in writing signed by both parties.

14.          Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review.  The resolution of such a dispute by the Administrator will be final and binding on the Company and Participant.

15.          Notices. Any notice required under this Agreement to be delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant must be in writing and addressed to Participant at the address indicated in the records of the Company or to such other address as Participant designates in writing to the Company.  All notices will be deemed to have been delivered:  (a) on personal delivery, (b) five days after deposit in the United States mails by certified or registered mail (return receipt requested), (c) two business days after deposit with any return receipt express courier (prepaid), or (d) one business day after transmission by facsimile.

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16.          Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will bind and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement is binding on Participant and Participant’s heirs, executors, administrators, legal representatives, successors, and assigns.

17.          Governing Law.  This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then that provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

18.          Entire Agreement.  The Plan and the Certificate are incorporated into this Agreement by reference, and the Participant hereby acknowledges that a copy of the Plan has been made available to the Participant.  This Agreement, the Certificate, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.  In the event of any conflict or inconsistency between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.

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Restricted Stock Unit Award Agreement – Page 5